  Exhibit 16.1

 October 3, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Command Center, Inc.’s statements included under Item 4.01 of its Form 8-K filed on October 3, 2018 and we agree with such statements concerning our firm.

EKS&H LLLP